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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  Form 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                                EQUINIX, INC.
           (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                      77-0487526
           (State of                                  (I.R.S. Employer
  Incorporation or Organization)                    Identification Number)

         901 Marshall Street
       Redwood City, California                           94063
(Address of Principal Executive Offices)                (Zip Code)

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
If this form relates to the registration of a class of   If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange     securities pursuant to Section 12(g) of the Exchange Act
Act and is effective pursuant to General Instruction     and is effective pursuant to General Instruction A.(d),
A.(c), please check the following box. [_]               please check the following box. [X]
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Securities Act registration statement file number to which this form relates: 333-39752
      (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class               Name of Each Exchange on Which
            to be so Registered               Each Class is to be Registered

            Not Applicable                      Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $0.001 par value

                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          Incorporated herein by reference to the Description of Capital Stock section of the Company's Registration Statement on Form S-1 (File No. 333-39752).

Item 2.   Exhibits.
          --------

          Exhibit

          Number  Description
          ------  -----------

          3.1* Amended and Restated Certificate of Incorporation of the Registrant.

          3.2*    Bylaws of the Registrant.

          3.3** Form of Amended and Restated Certificate of Incorporation to be filed upon the closing of the offering made pursuant to the Registration Statement.

          3.4** Amended and Restated Bylaws of the Registrant to be effective upon the closing of the offering made pursuant to the Registration Statement.

          4.2**   Form of Registrant's Common Stock Certificate.

          10.3* Common Stock Registration Rights Agreement, dated as of December 1, 1999, by and among the Registrant, Benchmark Capital Partners II, L.P., Cisco Systems, Inc., Microsoft Corporation, ePartners, Albert M. Avery, IV and Jay S. Adelson (as investors), and the Initial Purchasers.

          10.6* Amended and Restated Investors' Rights Agreement, dated as of May 8, 2000, by and between the Registrant, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and members of the Registrant's management.


*Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form S-4 (File No. 333-93749).

**Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form S-1 (File No. 333-39752).
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 EQUINIX, INC.

Date: August 4, 2000             By:   /s/ Philip J. Koen
                                       ---------------------------------------
                                           Philip J. Koen
                                           Chief Financial Officer, Corporate
                                           Development Officer and Secretary